Exhibit 10.17

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT by and between STEVEN MADDEN, LTD., a Delaware corporation with offices at 52-16 Barnett Avenue, Long Island City, N.Y. 11104 (the "Corporation"), and CHARLES KOPPELMAN, an individual residing at 34 Glenwood Road, Roslyn Harbor, New York 11756 ("Consultant"), is effective as of June 1, 2004 (the "Effective Date").

                                   WITNESSETH:

         WHEREAS, subject to the terms and considerations hereinafter set forth, the Corporation wishes to retain Consultant to provide consulting services to the Corporation for the term set forth herein, and Consultant wishes to provide such consulting services.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree as follows:

         Section 1. CONSULTING SERVICES. For the Term of this Agreement and upon the terms and subject to the conditions set froth in this Agreement, Consultant agrees to provide the Corporation with general consulting services. Consultant shall, among other things, (i) provide advice regarding the methods by which the Corporation can enhance, protect and promote the Corporation's brands, (ii) seek and find licensing, acquisition or other opportunities for the Corporation's brands, (iii) consult with the Corporation's Chief Executive Officer on a regular basis with regard to such issues as deemed necessary or appropriate by the Chief Executive Officer and (iv) provide marketing and advertising advice including, without limitation, advice regarding marketing strategies, establishing marketing and advertising budgets and using music and musicians to promote the Corporation's brands. Consultant shall also perform such other duties as may be reasonably prescribed by the Corporation's Chief Executive Officer. During the Term of this Agreement, Consultant shall report directly to the Corporation's Chief Executive Officer.

         Section 2. PERFORMANCE OF DUTIES/WORK SCHEDULE. Throughout the Term of this Agreement, Consultant shall faithfully and diligently perform Consultant's duties in conformity with the directions of the Corporation's Chief Executive Officer and will serve the Corporation to the best of Consultant's ability. During the Term of this Agreement, Consultant shall provide such services to the Corporation on an as needed basis.

         Section 3.     RELATIONSHIP OF PARTIES.

                  3.1 Independent Contractor. Consultant shall be an independent contractor and shall not be an agent or employee of, and shall have no authority to bind, the Corporation by contract or otherwise.
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                  3.2   Employment Taxes. Consultant will report as
self-employment income all fees received by Consultant pursuant to this Agreement. Consultant will indemnify the Corporation and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Corporation to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with the fees received by Consultant pursuant to this Agreement.

         Section 4. TERM. Subject to the termination provision as hereafter provided, the term of this Agreement shall commence on the Effective Date and terminate on June 30, 2005 (the "Term"), or upon such earlier date as specified by one of the parties in a written termination notice to the other, delivered in accordance with Section 6 of this Agreement.

         Section 5.     FEE / BUSINESS EXPENSES.

                  5.1 Fee. In consideration of Consultant's performance of consulting services and compliance with this Agreement, the Corporation shall pay to Consultant a fee (the "Fee") in the amount of $15,000.00 per month for the Term of this Agreement, commencing on the Effective Date. The Fee shall be paid in substantially equal installments on a basis consistent with the Corporation's payroll practices.

                  5.2 Business Expenses. Upon submission of itemized expense statements in the manner specified by the Corporation, Consultant shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Consultant in the performance of Consultant's duties under this Agreement, provided, however that Consultant shall obtain the prior written approval of the Corporation for expenses greater than $100. Such reimbursement shall be in accordance with the policies and procedures established by the Corporation from time to time.

                  5.3 Bonus. In addition to the Fee provided in Section 5.1, Consultant may be entitled to a bonus (in an amount up to one percent (1%) of the consideration paid by the Corporation) if he locates licensing, acquisition or other transactions that are ultimately consummated by the Corporation (or any of its subsidiaries). Whether such a bonus will be paid (and if so, the amount of such bonus) shall be determined in the sole discretion of the Corporation's Board of Directors. Notwithstanding anything to the contrary in this Agreement, Consultant acknowledges and agrees that he shall not be entitled to any bonus, broker's fee, finder's fee or similar fee in connection with any transaction(s) involving the direct or indirect acquisition of the Corporation or any of its subsidiaries.

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         Section 6.     TERMINATION. Either the Corporation or Consultant may
terminate Consultant's services hereunder for any reason at any time, provided, however, that if the Corporation terminates Consultant's services for any reason any time prior to June 30, 2005, the Corporation shall continue to pay Consultant the Fee through such date. The obligations of the parties under
Section 7 (Disclosure of Confidential Information), Section 8 (Covenant Not To Compete) and Section 9 (Non-Disparagement) shall survive the termination of this Agreement. Notice of termination of Consultant's employment shall be made in writing and shall be given in accordance with Section 11.8.

         Section 7. DISCLOSURE OF CONFIDENTIAL INFORMATION. Consultant recognizes that he has had and will continue to have access to secret and confidential information regarding the Corporation, its officers, directors, employees, agents and vendors and any of its or their affiliates, including, but not limited to, confidential information and trade secrets concerning the Corporation's (or any of its affiliate's) working methods, processes, business and other plans, programs, designs, products, know-how, costs, marketing, promotion, sales activities, trading, investment, credit and financial data, manufacturing processes, financing methods, profit formulas, customer names, customer requirements and supplier names. Consultant acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Consultant will not, at any time, during or after the Term, reveal, divulge or make known to any person, any information acquired by Consultant prior to or during the Term, including but not limited to its customer list, and not otherwise in the public domain. The provisions of this Section 7 shall survive the termination or expiration of this Agreement. Upon Consultant's breach of the provisions of this Section 7, the Corporation shall be entitled to actual, consequential and incidental damages in addition to any other rights and remedies available to the Corporation.

         Section 8.     COVENANT NOT TO COMPETE.

                        (a) Consultant recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Consultant agree, and accordingly, Consultant does hereby agree that, except as provided in Subsection (c) below, he shall not, directly or indirectly:

                        (i) at any time during the Term of this Agreement, engage in any Competitive Business (as defined in Section 8(d) below) within the Restricted Area (as defined in Section 8(d) below), either on his own behalf or as an officer, director, stockholder, partner, principal, trustee, investor, consultant, associate, employee, owner, agent, creditor, independent contractor, co-venturer of any third party or in any other relationship or capacity; and

                        (ii) at any time during the six (6) month period following the date on which the Term expires, engage in any Competitive Business within the Restricted Area, either on his own behalf or as an officer, director, stockholder, partner, principal, trustee, investor, consultant, associate, employee, owner, agent, creditor, independent contractor, co-venturer of any third party or in any other relationship

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         or capacity, provided, however, that the restrictions in this Section
         8(a)(ii) shall not apply if this Agreement is terminated by the Corporation prior to the expiration of the Term.

                        (b) Consultant hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the Term of this Agreement (i) solicit any customers of the Corporation or (ii) solicit, employ or engage, or cause, encourage or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee or agent of the Corporation or any of its subsidiaries.

                        (c) This Section 8 shall not be construed to prevent Consultant from owning, directly and indirectly, in the aggregate, an amount not exceeding ten percent (10%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                        (d) The term "Competitive Business" as used in this Agreement shall mean the design, manufacture, sale, marketing or distribution of branded or designer footwear. The term "Restricted Area" as used in this Agreement shall mean anywhere in the world.

                        (e) Upon Consultant's breach of the provisions of this
Section 8, the Corporation shall be entitled to actual, consequential and incidental damages in addition to any other rights and remedies available to the Corporation.

         Section 9. NON-DISPARAGEMENT. Consultant covenants and agrees not to engage in any act or make any announcement that is intended, or may reasonably be expected, to harm the reputation, business, prospects or operations of the Corporation, its officers, directors, stockholders or employees. The Corporation agrees that it will not engage in any act or make any announcement which is intended, or may reasonably be expected, to harm the reputation, business or prospects of Consultant. Nothing in this Agreement shall restrict Consultant or the Corporation from making disclosure or taking any action required by law. Upon Consultant's breach of the provisions of this
Section 9, the Corporation shall be entitled to actual, consequential and incidental damages in addition to any other rights and remedies available to the Corporation.

         Section 10. EXTENSION OF OPTION EXERCISE PERIOD. Consultant currently holds the options to purchase shares of common stock of the Corporation set forth on Schedule A hereto (the "Outstanding Options"). The parties hereto agree that Consultant shall have until June 30, 2005 to exercise the Outstanding Options. Any Outstanding Options that remain unexercised after June 30, 2005 shall be terminated.

         Section 11.    MISCELLANEOUS.

                  11.1 ENFORCEMENT OF COVENANTS. The parties hereto agree that Consultant is obligated under this Agreement to render personal services during the Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and in the event of a breach of any covenant of Consultant herein, the injury or imminent injury to the value and goodwill of the Corporation's business could not be reasonably or adequately compensated in damages in an action at law. Consultant therefore agrees that the Corporation, in addition to any other remedies available to it,

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shall be entitled to seek specific performance, preliminary and permanent injunctive relief or any other equitable remedy against Consultant, without the posting of a bond, in the event of any breach or threatened breach by Consultant of any provision of this Agreement (including, but not limited to the provisions of Sections 7 and 8). The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

                  11.2 SEVERABILITY. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  11.3 ASSIGNMENTS. Neither Consultant nor the Corporation may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other, except the Corporation may transfer its rights and duties in connection with a sale of all or substantially all of its assets or in connection with a business combination.

                  11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto, supersedes all prior understandings and agreements, whether oral or written, between Consultant and the Corporation, and shall not be amended, modified or changed except by an instrument in writing executed by Consultant and by an expressly authorized officer of the Corporation.

                  11.5 WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

                  11.6 BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

                  11.7 HEADING. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  11.8 NOTICES. Any and all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid,

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or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

                  11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws principles and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

                  11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                       STEVEN MADDEN, LTD.


                                       By: /s/ JAMIESON KARSON
                                           -------------------------------------
                                           Name:  Jamieson Karson
                                           Title: Chief Executive Officer


                                           /s/ CHARLES KOPPELMAN
                                           -------------------------------------
                                               Charles Koppelman

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